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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

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                   QUALMARK CORPORATION REPORTS FIRST QUARTER
                                FINANCIAL RESULTS
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         "...OUR BUSINESS CONTINUES TO GROW, AS REVENUE HAS EXPANDED 13%
      OVER THE PREVIOUS QUARTER AND 28% OVER THE FIRST QUARTER OF 2004..."


(April 21, 2005) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening), and electrodynamic systems, components, and service to the World's largest corporations with products that improve product reliability allowing them to get to market faster, today announced results for the first quarter ended March 31, 2005.

For the first quarter of 2005, the Company recorded consolidated revenue of $3,659,000, consolidated net income of $318,000 or a basic income per share of $0.05, compared with total revenue of $2,849,000, net income of $243,000 or a basic income per share of $0.04 for the first quarter of 2004.

Commenting on the first quarter of 2005, Charles Johnston, QualMark's President and CEO stated, "we are excited with the continued growth and profitability of our business during the first quarter. Our revenue expanded at a rate of 13% over the previous quarter and 28% over the first quarter of 2004. The primary driver for our growth is attributed to our fourth quarter 2004 asset acquisition of ACG Dynamics, Inc. During the first quarter of 2005, ACG reported revenue of $702,000, which is the most revenue that they have ever reported in a single quarter." Mr. Johnston continued, "we are extremely pleased at ACG's progress and the rapid integration that we have achieved. We also continue to have a strong presence in the international marketplace, and are encouraged at the rapid rate the European avionics market is implementing our HALT and HASS technology. The consumer electronic market has continued to thrive, which should open up new opportunities in the flat screen (LCD) multi-billion dollar market throughout the year."

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS FIRST QUARTER 2005 RESULTS WILL BE HELD TODAY, APRIL 21, 2005 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 NO LATER THAN 10:50 A.M. ET ON APRIL 21TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.


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
STATEMENT OF OPERATIONS                                 FOR QUARTER ENDED
(CONSOLIDATED)                                              MARCH 31,
                                                       2005            2004
                                                   -----------     -----------
Systems revenue                                    $2,626,000      $2,548,000
ARTC service revenue                                  331,000         301,000
ACG revenue                                           702,000              --
                                                   ----------      ----------
Total revenue                                       3,659,000       2,849,000
                                                   ----------      ----------
Gross profit                                        1,608,000       1,449,000
Gross profit margin                                      43.9%           50.9%
                                                   ----------      ----------
Income from operations                                355,000         266,000
Pretax income                                         322,000         243,000
                                                   ----------      ----------
Net income                                            318,000         243,000
                                                   ==========      ==========

EARNINGS PER SHARE
RECONCILING ITEMS:

Preferred stock dividends                             (56,000)        (52,000)

Accretion of redeemable preferred stock               (50,000)        (54,000)

Net income available to common shareholders           212,000         137,000
                                                   ----------      ----------

Basic earnings per share                           $     0.05      $     0.04
                                                   ==========      ==========
Diluted earnings per share                         $     0.04      $     0.04
                                                   ==========      ==========
Basic weighted average shares outstanding           4,140,000       3,610,000
Diluted weighted average shares outstanding         8,977,000       3,747,000

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 600 of its proprietary testing systems in 25 countries. The Company operates and partners with ten testing facilities worldwide.

The Company also offers electrodynamic vibration solutions through its subsidiary, QualMark ACG Corporation.


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QualMark ACG Corporation, headquartered in West Haven, Connecticut is the leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market. QualMark ACG provides turn-key vibration testing systems consisting of factory rebuilt/upgraded electrodynamic systems, new QualMark ACG built solid state power amplifiers and new digital vibration controllers. For over 30 years, QualMark ACG (formerly ACG Dynamics, Inc.) has been supplying quality replacement parts and field Service for most brands of vibration equipment.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.


         Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
                  Internet: www.qualmark.com

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